Exhibit 99.1

Press Release

Novavax Announces Convertible Debt Refinancing

•	Refinancing extends maturity of most existing debt with improved terms
•	$225 million of convertible notes due in 2031 issued, including a ~$175 million exchange for the retirement of existing convertible notes due in 2027 and ~$50 million of new money

GAITHERSBURG, Md., August 21, 2025 – Novavax, Inc. (Nasdaq: NVAX) today announced that it has entered into privately negotiated agreements with certain of the holders of its existing 5.00% Convertible Senior Notes due 2027 (the “2027 Notes”) and new investors, pursuant to which the Company will issue $225 million aggregate principal amount of its 4.625% Convertible Senior Notes due 2031 (the “2031 Notes”) consisting of (i) approximately $175.3 million principal amount of 2031 Notes issued in exchange for approximately $148.7 million principal amount of 2027 Notes (the “Exchange Transactions”), and (ii) approximately $49.7 million principal amount of 2031 Notes for cash (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”).

The conversion price of the 2031 Notes will initially be $11.14 per share of Novavax’s common stock, which represents a conversion premium of 27.5% over the closing price of Novavax's common stock on August 20, 2025. Upon the completion of the Transactions, which is expected to occur on or about August 27, 2025, approximately $26.5 million in aggregate principal amount of the 2027 Notes will remain outstanding with terms unchanged, and the aggregate principal amount of the 2031 Notes outstanding will be $225 million.

The 2031 Notes extend debt maturity date to 2031 for the majority of the existing 2027 Notes and supports improvement to the Novavax capital structure.

Neither the 2031 Notes, nor any shares of the Company's common stock issuable upon conversion of the 2031 Notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2031 Notes, the Company's common stock potentially issuable upon conversion of the 2031 Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Novavax.

Novavax, Inc. (Nasdaq: NVAX) tackles some of the world’s most pressing health challenges with its scientific expertise in vaccines and its proven technology platform, including protein-based nanoparticles and its Matrix-M adjuvant. The Company’s growth strategy seeks to optimize its existing partnerships and expand access to its proven technology platform via R&D innovation, organic portfolio expansion in infectious disease and beyond, and forging new partnerships and collaborations with other companies. Please visit novavax.com and LinkedIn for more information

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include but are not limited to the Company's ability to close the foregoing transactions on the timeline described, with the terms anticipated, or at all. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors. These include that the closing of the transactions is subject to closing conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that Novavax files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Novavax undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Contacts:

Investors

Luis Sanay, CFA

240-268-2022

ir@novavax.com

Media

Giovanna Chandler

844-264-8571

media@novavax.com

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